Exhibit 4.2

Execution Version

WPX ENERGY, INC.

AND

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

as Trustee

FIRST SUPPLEMENTAL INDENTURE

Dated as of September 8, 2014

to the

INDENTURE

Dated as of September 8, 2014

TABLE OF CONTENTS

		PAGE

	ARTICLE 1
	DEFINITIONS

Section 1.01.	Relation to Base Indenture	1
Section 1.02.	Definition of Terms	1

	ARTICLE 2
	GENERAL TERMS AND CONDITIONS OF THE NOTES

Section 2.01.	Designation and Principal Amount	5
Section 2.02.	Maturity	6
Section 2.03.	Form, Payment and Appointment	6
Section 2.04.	Global Notes	6
Section 2.05.	Interest	7
Section 2.06.	No Sinking Fund	7
Section 2.07.	Satisfaction and Discharge	8

	ARTICLE 3
	REDEMPTION OF THE NOTES

Section 3.01.	Optional Redemption	8
Section 3.02.	Election or Obligation to Redeem; Notice to Trustee	8
Section 3.03.	Selection by Trustee of Notes to be Redeemed	9
Section 3.04.	Deposit of Redemption Price	9
Section 3.05.	Notes Redeemed in Part	9
Section 3.06.	Repurchases on the Open Market	10

	ARTICLE 4
	CHANGE OF CONTROL

Section 4.01.	Offer to Repurchase Upon Change of Control	10

	ARTICLE 5
	FORM OF NOTE

Section 5.01.	Form of Note	12

	ARTICLE 6
	ORIGINAL ISSUE OF NOTES

Section 6.01.	Original Issue of Notes	12

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ii

THIS FIRST SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of September 8, 2014, is between WPX Energy, Inc., a Delaware corporation (the “Company”), and The Bank of New York Mellon Trust Company, N.A., a national banking association (the “Trustee”).

R E C I T A L S

WHEREAS, the Company has concurrently herewith executed and delivered to the Trustee an Indenture, dated as of September 8, 2014, between the Company and the Trustee (the “Base Indenture” and, as supplemented by this Supplemental Indenture, the “Indenture”), providing for the issuance from time to time of series of Securities of the Company;

WHEREAS, Section 10.01(c) of the Base Indenture provides for the Company and the Trustee to enter into an indenture supplemental to the Base Indenture to establish the forms or terms of Securities of any series as permitted by Section 2.01 and Section 2.02 of the Base Indenture;

WHEREAS, pursuant to Section 2.02 of the Base Indenture, the Company wishes to provide for the issuance of a new series of Securities to be known as its 5.25% Senior Notes due 2024 (the “Notes”), the form and terms of such Notes and the terms, provisions and conditions thereof to be set forth as provided in this Supplemental Indenture; and

WHEREAS, the Company has requested that the Trustee execute and deliver this Supplemental Indenture, and all requirements necessary to make this Supplemental Indenture a valid, binding and enforceable instrument in accordance with its terms, and to make the Notes, when executed by the Company and authenticated and delivered by the Trustee, the valid, binding and enforceable obligations of the Company, have been done and performed, and the execution and delivery of this Supplemental Indenture has been duly authorized in all respects;

NOW, THEREFORE, in consideration of the covenants and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE 1

DEFINITIONS

Section 1.01. Relation to Base Indenture. This Supplemental Indenture constitutes an integral part of the Base Indenture.

Section 1.02. Definition of Terms. For all purposes of this Supplemental Indenture:

(a) Capitalized terms used herein without definition shall have the meanings set forth in the Base Indenture;

(b) a term defined anywhere in this Supplemental Indenture has the same meaning throughout;

(c) the singular includes the plural and vice versa;

(d) headings are for convenience of reference only and do not affect interpretation;

(e) the following terms have the meanings given to them in this Section 1.02(e):

“Adjusted Treasury Rate” shall mean, with respect to any Redemption Date, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for that Redemption Date.

“Change of Control” shall mean:

(a) the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets (including Capital Stock of the Subsidiaries of the Company) of the Company and its Subsidiaries taken as a whole, to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) (other than the Company or its Subsidiaries);

(b) the adoption of a plan relating or the liquidation or dissolution of the Company;

(c) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act, but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act except that a person or group shall be deemed to have “beneficial ownership” of all securities that such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time (such right, an “option right”)), directly or indirectly, of 50% or more of the equity securities of the Company entitled to vote for members of the Board of Directors or equivalent governing body of the Company on a fully-diluted basis (and taking into account all such securities that such person or group has the right to acquire pursuant to any option right); or

(d) a majority of the members of the Board of Directors or equivalent governing body of the Company ceases to be composed of individuals (i) who were members of that board or equivalent governing body on the date the Notes were issued, (ii) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body or

(iii) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body (excluding, in the case of both clause (ii) and clause (iii), any individual whose initial nomination for, or assumption of office as, a member of that board or equivalent governing body occurs as a result of an actual or threatened solicitation of proxies or consents for the election or removal of one or more directors by any person or group other than a solicitation for the election of one or more directors by or on behalf of the Board of Directors).

“Change of Control Offer” shall have the meaning specified in Section 4.01(b).

“Change of Control Payment” shall have the meaning specified in Section 4.01(b)(i).

“Change of Control Payment Date” shall have the meaning specified in Section 4.01(b)(ii).

“Change of Control Triggering Event” shall have the meaning specified in Section 4.01(a).

“Comparable Treasury Issue” shall mean the United States Treasury security or securities selected by the Quotation Agent as having an actual or interpolated maturity comparable to the remaining term of the Notes being redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate notes of comparable maturity to the remaining term of the Notes.

“Comparable Treasury Price” shall mean, with respect to any Redemption Date:

(a) the average of the Reference Treasury Dealer Quotations for that Redemption Date, after excluding the highest and lowest of such Reference Treasury Dealer Quotations, or

(b) if the Quotation Agent obtains fewer than three Reference Treasury Dealer Quotations, the average of all Reference Treasury Dealer Quotations so received.

“DTC” shall have the meaning set forth in Section 2.04(a).

“Global Notes” shall have the meaning set forth in Section 2.04(a).

“holder” means a Person in whose name a Note is registered.

“Interest Payment Date” shall have the meaning set forth in Section 2.05(b).

“Interest Period” shall have the meaning set forth in Section 2.05(a).

“Investment Grade Rating” shall mean a rating equal to or higher than: (a) Baa3 (or the equivalent) by Moody’s; or (b) BBB- (or the equivalent) by S&P, or, if either such entity ceases to rate the Notes for reasons outside of the Company’s control, the equivalent investment grade credit rating from any other Rating Agency.

“Maturity Date” shall have the meaning set forth in Section 2.02.

“Moody’s” shall mean Moody’s Investors Service, Inc. or, if Moody’s Investors Service, Inc. shall cease rating notes having a maturity at original issue of at least one year and such ratings business shall have been transferred to a successor Person, such successor Person; provided, however, that if there is no successor Person, then “Moody’s” shall mean any other nationally recognized rating agency, other than S&P, that rates notes having a maturity at original issuance of at least one year and that shall have been designated by the Company.

“Optional Redemption Price” shall mean, with respect to any redemption of Notes, the applicable redemption price set forth in the Notes.

“Quotation Agent” shall mean the Reference Treasury Dealer appointed as such agent by the Company.

“Rating Agencies” shall mean Moody’s and S&P, or if S&P or Moody’s or both shall not make a rating on the Notes publicly available (other than as a result of voluntary action, or inaction, on the part of the Company), a nationally recognized statistical rating agency or agencies, as the case may be, selected by the Company (as certified by a resolution of the Company’s Board of Directors) which shall be substituted for S&P or Moody’s, or both, as the case may be.

“Rating Decline” shall mean a decrease in the ratings of the Notes by one or more gradations (including gradations within categories as well as between rating categories) by each of the Rating Agencies on any date from the date of the public notice of an arrangement that could result in a Change of Control until the end of the 30-day period following public notice of the occurrence of the Change of Control (which 30-day period will be extended so long as the rating of the Notes is under publicly announced consideration for possible downgrade by either of the Rating Agencies and the other Rating Agency has either downgraded, or publicly announced that it is considering downgrading, the Notes). Notwithstanding the foregoing, if the Notes have an Investment Grade Rating by each of the Rating Agencies, then “Rating Decline” means a decrease in the ratings of the Notes by one or more gradations (including gradations within categories as well as between rating categories) by each of the Rating Agencies such that the rating of the Notes by each of the Rating Agencies falls below an Investment Grade Rating on any date from the date of the public notice of an arrangement that could result in a Change of Control until the end of the 30-day period following public notice of the occurrence of the Change of Control (which 30-day period will be extended so long as the rating of the Notes is under publicly announced consideration for possible downgrade by either of the Rating Agencies and the other Rating Agency has either downgraded, or publicly announced that it is considering downgrading, the Notes).

“Record Date” shall have the meaning set forth in Section 2.05(b).

“Redemption Date” shall mean, with respect to any Note or portion thereof to be redeemed, each date fixed for such redemption by or pursuant to this Supplemental Indenture and the Notes.

“Reference Treasury Dealer” shall mean each of (a) Wells Fargo Securities, LLC, Citigroup Global Markets Inc. and RBS Securities Inc., unless any of such entities ceases to be a primary U.S. Government securities dealer in New York City (a “Primary Treasury Dealer”), in which case the Company shall substitute therefor another Primary Treasury Dealer; and (b) any two other Primary Treasury Dealers selected by the Company.

“Reference Treasury Dealer Quotations” shall mean, with respect to any Reference Treasury Dealer and any Redemption Date, the average, as determined by the Quotation Agent, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Quotation Agent by that Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day preceding that Redemption Date.

“S&P” shall mean Standard & Poor’s Ratings Service or, if Standard & Poor’s Ratings Service shall cease rating notes having a maturity at original issue of at least one year and such ratings business shall have been transferred to a successor Person, such successor Person; provided, however, that if there is no successor Person, then “S&P” shall mean any other nationally recognized rating agency, other than Moody’s, that rates notes having a maturity at original issuance of at least one year and that shall have been designated by the Company.

The terms “Base Indenture,” “Company,” “Indenture,” “Notes,” “Supplemental Indenture,” and “Trustee” shall have the respective meanings set forth in the recitals to this Supplemental Indenture and the paragraph preceding such recitals.

ARTICLE 2

GENERAL TERMS AND CONDITIONS OF THE NOTES

Section 2.01. Designation and Principal Amount. The Notes may be issued from time to time upon written order of the Company for the authentication and delivery of Notes pursuant to Section 2.03 of the Base Indenture.

There is hereby authorized a series of Securities designated as 5.25% Senior Notes due 2024, limited in aggregate principal amount to U.S. $500,000,000 (except for Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Notes pursuant to Sections 2.06, 2.07, 2.08, 2.09, 3.03 or 10.04 of the Base Indenture or Section 4.01(d) hereof or pursuant to the last paragraph of Section 2.02 of the Base Indenture).

Section 2.02. Maturity. The date upon which the Notes shall become due and payable at final maturity, together with any accrued and unpaid interest, is September 15, 2024 (the “Maturity Date”).

Section 2.03. Form, Payment and Appointment. Except as provided in Section 2.04, the Notes shall be issued in fully registered, certificated form, bearing identical terms. Principal of and premium, if any, and interest on the Notes will be payable, the transfer of such Notes will be registrable, and such Notes will be exchangeable for Notes of a like aggregate principal amount bearing identical terms and provisions, at the office or agency of the Company maintained for such purpose in the Borough of Manhattan, The City of New York, which shall initially be the Principal Office of the Trustee, acting through the corporate trust office of its affiliate, The Bank of New York Mellon, located at 101 Barclay Street, New York, New York 10286; provided, however, that payment of interest due on an Interest Payment Date may be made at the option of the Company by check mailed to the Person entitled thereto at such address as shall appear in the Security Register or by wire transfer to an account appropriately designated by the Person entitled to payment, provided that the paying agent shall have received written notice of such account designation at least five Business Days prior to the date of such payment.

No service charge shall be made for any registration of transfer or exchange of the Notes, but the Company may require payment from the holder of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith.

The Security Registrar and paying agent for the Notes shall initially be the Trustee.

The Specified Currency of the Notes shall be U.S. Dollars.

Section 2.04. Global Notes.

(a) The Notes shall be issued initially in the form of one or more permanent Global Securities in registered form (each, a “Global Note”). The Depository Trust Company (“DTC”) shall initially act as the Depositary for the Notes. Each Global Note (i) shall be deposited with the Depositary or its custodian and registered in the name of DTC’s nominee, (ii) shall be delivered by the Trustee to such Depositary or pursuant to such Depositary’s instructions, and (iii) shall bear a legend substantially to the effect set forth in Section 2.12 of the Base Indenture.

(b) The aggregate amount of Outstanding Notes represented by any Global Note may from time to time be increased or decreased to reflect exchanges. The Trustee may make any endorsement on a Global Note to reflect the amount, or any increase or decrease in the amount, or changes in the rights of holders of the Notes represented thereby, in each case in accordance with the terms of the Indenture and the Notes. Each Global Note shall represent the aggregate amount of Notes from time to time endorsed thereon.

(c) Unless and until any Global Note for the Notes is exchanged for Notes in certificated form, such Global Note may be transferred, in whole but not in part, and any payments on the Notes evidenced by such Global Note shall be made, only to the Depositary or a nominee of the Depositary, or to a successor Depositary selected or approved by the Company or to a nominee of such successor Depositary, in each case as the Securityholder of such Notes.

Section 2.05. Interest.

(a) Interest payable on any Interest Payment Date, the Maturity Date or, if applicable, the Redemption Date, with respect to the Notes shall be the amount of interest accrued from, and including, the immediately preceding Interest Payment Date in respect of which interest has been paid or duly provided for (or from and including the original issue date of September 8, 2014, if no interest has been paid or duly provided for with respect to the Notes) to, but excluding, such Interest Payment Date, Maturity Date or, if applicable, Redemption Date, as the case may be (each, an “Interest Period”).

(b) Interest on the Notes shall accrue from September 8, 2014 and shall be payable semi-annually in arrears on March 15 and September 15 of each year (each, an “Interest Payment Date”), beginning on March 15, 2015 to, but excluding, the Maturity Date of the Notes. Interest shall be payable to the Persons in whose names the relevant Notes are registered at the close of business on the March 1 or September 1 (whether or not a Business Day), respectively, immediately prior to each Interest Payment Date (each, a “Record Date”) at the annual rate of 5.25% per year.

(c) The amount of interest payable for any full semi-annual Interest Period in respect of the Notes will be calculated on the basis of a 360-day year comprised of twelve 30-day months. The amount of interest payable for any period shorter than a full semi-annual Interest Period in respect of the Notes will be calculated on the basis of a 30-day month and, for any period less than a month, on the basis of the actual number of days elapsed per 30-day month. If any scheduled Interest Payment Date for the Notes falls on a day that is not a Business Day, then payment of interest payable on such Interest Payment Date will be postponed to the next succeeding day which is a Business Day (and no interest on such payment will accrue for the period from and after such scheduled Interest Payment Date).

(d) In the event that the Maturity Date, a Redemption Date or a Change of Control Payment Date for any Note falls on a day that is not a Business Day, then the related payments of principal, premium, if any, and interest will be made on the next succeeding day that is a Business Day (and no additional interest will accrue on the amount payable for the period from and after such Maturity Date, Redemption Date or a Change of Control Payment Date, as the case may be).

Section 2.06. No Sinking Fund. The Notes are not entitled to the benefit of any sinking fund.

Section 2.07. Satisfaction and Discharge. Article 12 of the Base Indenture contains provisions for the satisfaction and discharge of the Indenture and the legal and covenant defeasance of the obligations of the Company with respect to any series of Securities at any time upon compliance by the Company with certain conditions set forth therein, which provisions shall apply to the Notes.

ARTICLE 3

REDEMPTION OF THE NOTES

Section 3.01. Optional Redemption.

(a) The Notes may be redeemed, in whole or in part, at the option of the Company pursuant to the terms set forth in (b) and (c) below. With respect to a redemption pursuant to clause (b) below, the Company shall give the Trustee notice of the related Redemption Price promptly after the determination thereof and the Trustee shall have no responsibility for determining such Redemption Price. Except as otherwise provided in this Article 3, Notes shall be redeemed in accordance with the provisions of Article 3 of the Base Indenture.

(b) The Company may, at any time or from time to time prior to June 15, 2024, redeem the Notes, in whole or in part, upon not less than 30 nor more than 60 days’ notice, at a Redemption Price equal to the greater of:

(i) 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest thereon to but excluding, the Redemption Date, and

(ii) as determined by the Quotation Agent, the sum of the present values of the remaining scheduled payments of principal of and interest on the Notes to be redeemed (not including any portion of payments of interest accrued as of the Redemption Date) discounted to the Redemption Date on a semiannual basis (assuming a 360-day year comprised of twelve 30-day months) at the Adjusted Treasury Rate, plus 50 basis points, plus accrued and unpaid interest thereon to but excluding the Redemption Date (provided, in each case, that interest payments due on or prior to the Redemption Date will be paid to the record holders of such Notes on the relevant Record Date).

(c) The Company may, at any time or from time to time on or after June 15, 2024, redeem the Notes, in whole or in part, at a Redemption Price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest thereon to but excluding the Redemption Date (provided, in each case, that interest payments due on or prior to the Redemption Date will be paid to the record holders of such Notes on the relevant Record Date).

Section 3.02. Election or Obligation to Redeem; Notice to Trustee.

The election pursuant to Section 3.01 of the Company to optionally redeem the Notes shall be evidenced by or pursuant to a Board Resolution. In case of any redemption of the Notes, the Company shall, at least 35 days prior to the Redemption Date fixed by the Company (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee of such Redemption Date and of the principal amount of the Notes to be redeemed.

Section 3.03. Selection by Trustee of Notes to be Redeemed.

If less than all of the Notes are to be redeemed, the particular Notes to be redeemed shall be selected not more than 60 days prior to the Redemption Date by the Trustee from the Outstanding Notes not previously called for redemption by such method as the Trustee shall deem fair and appropriate; provided, however, that no such partial redemption shall reduce the portion of the principal amount of a Note not redeemed to less than $2,000; provided, that beneficial interests in Notes represented by one or more Global Notes shall be selected for redemption by DTC in accordance with its standard procedures.

The Trustee shall promptly notify the Company and the Security Registrar (if other than itself) in writing of the Notes selected for redemption and, in the case of any Notes selected for partial redemption, the principal amount thereof to be redeemed.

For all purposes of this Supplemental Indenture, unless the context otherwise requires, all provisions relating to the redemption of Notes shall relate, in the case of any Notes redeemed or to be redeemed only in part, to the portion of the principal of such Notes which has been or is to be redeemed.

Section 3.04. Deposit of Redemption Price.

At or prior to 10:00 a.m., New York City time, on any Redemption Date, the Company shall deposit, with respect to the Notes called for redemption pursuant to Section 3.03 of the Base Indenture, with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 4.04 of the Base Indenture) an amount of money in Dollars sufficient to pay the Redemption Price of, and (except if the Redemption Date shall be an Interest Payment Date) any accrued interest on all such Notes or portions thereof which are to be redeemed on that date.

If any Note called for redemption shall not be so paid upon surrender thereof for redemption, the principal and any premium, until paid, shall bear interest from the Redemption Date at the rate borne by the Notes.

Section 3.05. Notes Redeemed in Part.

Any Note which is to be redeemed only in part shall be surrendered at any Place of Payment for such Note (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the holder thereof or his attorney duly authorized in writing) and the Company shall execute and the Trustee shall authenticate and deliver to the holder of such Note without service charge, a new Note or Notes, containing identical terms and provisions, of any authorized denomination as requested by such holder in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal amount of the Note so surrendered. If a Global Note is so surrendered, the Company shall execute, and the Trustee shall authenticate and deliver to or on behalf of the Depositary for such Global Note as shall be specified in the Company Order with respect thereto to the Trustee, without service charge, a new Global Note in a denomination equal to and in exchange for the unredeemed portion of the principal of the Global Note so surrendered.

Section 3.06. Repurchases on the Open Market.

The Company or any Affiliate of the Company may at any time or from time to time repurchase any of the Notes in the open market or otherwise. Such Notes may, at the option of the Company or the relevant Affiliate of the Company, be held, resold or surrendered to the Trustee for cancellation.

ARTICLE 4

CHANGE OF CONTROL

Section 4.01. Offer to Repurchase Upon Change of Control.

(a) If a Change of Control occurs and is accompanied by a Rating Decline (together, a “Change of Control Triggering Event”), each holder of the Notes will have the right to require the Company to offer to repurchase all or any part (equal to $1,000 or an integral multiple of $1,000 in excess thereof, provided that the unpurchased portion of any Notes must be in a minimum denomination of $2,000) of such holder’s Notes at a purchase price in cash equal to 101% of the principal amount of such Notes plus accrued and unpaid interest, if any, to the date of purchase.

(b) Within 30 days following any Change of Control Triggering Event, the Company will mail a notice (the “Change of Control Offer”) to each holder of Notes with a copy to the Trustee stating:

(i) that a Change of Control Triggering Event has occurred and that such holder has the right to require the Company to purchase such holder’s Notes at a purchase price in cash equal to 101% of the principal amount of such Notes plus accrued and unpaid interest, if any, to the date of purchase (the “Change of Control Payment”);

(ii) the repurchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed and which may be up to five days after the expiration of the Change of Control Offer) (the “Change of Control Payment Date”); and

(iii) the procedures determined by the Company, consistent with the Indenture, that a holder must follow in order to have its Notes repurchased.

(c) On the Change of Control Payment Date the Company will, to the extent lawful:

(i) accept for payment all Notes or portions thereof (in integral multiples of $1,000 or an integral multiple of $1,000 in excess thereof; provided that the unpurchased portion of any Note must be in a minimum denomination of $2,000) properly tendered and not withdrawn under the Change of Control Offer;

(ii) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions thereof so tendered; and

(iii) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officer’s Certificate stating the aggregate principal amount of such Notes or portions thereof being purchased by the Company.

(d) The Paying Agent will promptly mail or otherwise deliver to each holder of Notes so tendered the Change of Control Payment for such Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each such new Note will be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof.

(e) The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control Triggering Event. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 4.01, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Section 4.01 by virtue of such compliance.

If the Change of Control Payment Date is on or after a Record Date and on or before the related Interest Payment Date for the Notes, accrued and unpaid interest, if any, will be paid to the Person in whose name such Note is registered at the close of business on such Record Date, and no additional interest will be payable to holders who tender pursuant to the Change of Control Offer.

The Company will not be required to make a Change of Control Offer upon a Change of Control Triggering Event if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth herein and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

ARTICLE 5

FORM OF NOTE

Section 5.01. Form of Note.

(a) The Notes and the Trustee’s Certificate of Authentication to be endorsed thereon are to be substantially in the form attached as Exhibit A hereto, with such changes therein as the officers of the Company executing the Notes (by manual or facsimile signature) may approve, such approval to be conclusively evidenced by their execution thereof.

ARTICLE 6

ORIGINAL ISSUE OF NOTES

Section 6.01. Original Issue of Notes. The Notes having an aggregate principal amount of U.S. $500,000,000 (subject to the last paragraph of Section 2.02 of the Base Indenture) may from time to time, upon execution of this Supplemental Indenture, be executed by the Company and delivered to the Trustee for authentication, and the Trustee shall thereupon authenticate and deliver said Notes to or upon the written order of the Company pursuant to Section 2.03 of the Base Indenture without any further action by the Company (other than as required by the Base Indenture).

ARTICLE 7

MISCELLANEOUS

Section 7.01. Ratification of Indenture. The Base Indenture, as supplemented by this Supplemental Indenture, is in all respects ratified and confirmed, and this Supplemental Indenture shall be deemed part of the Base Indenture in the manner and to the extent herein and therein provided.

Section 7.02. Trustee Not Responsible for Recitals. The recitals herein contained are made by the Company and not by the Trustee, and the Trustee assumes no responsibility for the correctness thereof. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture.

Section 7.03. Governing Law. THIS SUPPLEMENTAL INDENTURE AND EACH NOTE, AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS SUPPLEMENTAL INDENTURE OR ANY NOTE, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

Section 7.04. Waiver of Trial by Jury. EACH OF THE COMPANY, THE TRUSTEE AND EACH HOLDER OF NOTES, BY ITS ACCEPTANCE THEREOF, HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 7.05. Table of Contents, Headings, etc. The table of contents and the titles and headings of the articles and sections of this Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

Section 7.06. Execution in Counterparts. This Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

Section 7.07. Separability; Benefits. In case any one or more of the provisions contained in this Supplemental Indenture or in the Notes shall for any reason be held to be invalid, illegal or unenforceable, in any respect, then, to the extent permitted by law, such invalidity, illegality or unenforceability of the remaining provisions shall not in any way be affected or impaired thereby. Nothing in this Supplemental Indenture or in the Notes, expressed or implied, shall give to any person, other than the parties hereto and their successors hereunder, and the holders of the Notes, any benefit or any legal or equitable right, remedy or claim under this Supplemental Indenture.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, as of the day and year first written above.

WPX ENERGY, INC.

By:	/s/ J. Kevin Vann
Name: J. Kevin Vann
Title: Senior Vice President and Chief Financial Officer

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:	/s/ Jonathan Glover
Name: Jonathan Glover
Title: Vice President

[Signature Page to First Supplemental Indenture]

EXHIBIT A

[IF THIS NOTE IS TO BE A GLOBAL SECURITY, INSERT:]

THIS NOTE IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), OR A NOMINEE OF DTC. THIS NOTE IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN DTC OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE AND MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY DTC TO A NOMINEE OF DTC, OR BY A NOMINEE OF DTC TO DTC OR ANOTHER NOMINEE OF DTC.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF DTC, TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

WPX ENERGY, INC.

5.25% Senior Notes due 2024

CUSIP: 98212B AE3

No.	$

WPX ENERGY, INC., a corporation organized and existing under the laws of Delaware (hereinafter called the “Company,” which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to             , or registered assigns, [the principal sum of $            ]1 on September 15, 2024 (such date is hereinafter referred to as the “Maturity Date”), and to pay interest thereon from September 8, 2014 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually in arrears on March 15 and September 15 of each year (each, an “Interest Payment Date”), commencing March 15, 2015, at the rate of 5.25% per annum, until the principal hereof is paid or duly provided for or made available for payment.

[1]	USE THE FOLLOWING LANGUAGE INSTEAD FOR GLOBAL NOTES: [the principal sum as set forth in the Schedule of Increases or Decreases In Note attached hereto]

A-1

The amount of interest payable for any full semi-annual Interest Period will be calculated on the basis of a 360-day year comprised of twelve 30-day months. The amount of interest payable for any period shorter than a full semi-annual Interest Period will be calculated on the basis of a 30-day month and, for any period less than a month, on the basis of the actual number of days elapsed per 30-day month. In the event that any scheduled Interest Payment Date falls on a day that is not a Business Day, then payment of interest payable on such Interest Payment Date will be postponed to the next succeeding day which is a Business Day (and no interest on such payment will accrue for the period from and after such scheduled Interest Payment Date). The term “Business Day” shall mean each day that is not a Saturday, Sunday or other day on which banking institutions in New York, New York or another Place of Payment are authorized or required by law, regulation or executive order to close. The term “Place of Payment” shall mean the place or places where the principal of, or any premium or interest on, this Note are payable.

The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Note, or any predecessor Note, is registered at the close of business on the Record Date for such Interest Payment Date.

Payment of the principal of, premium, if any, and interest on this Note will be made at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York, which shall initially be the Principal Office of the Trustee, acting through the corporate trust office of its affiliate, The Bank of New York Mellon, located at 101 Barclay Street, New York, New York 10286, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of interest due on an Interest Payment Date may be made at the option of the Company by check mailed to the Person entitled thereto at such address as shall appear in the Security Register or by wire transfer to an account appropriately designated by the Person entitled to payment, provided that the paying agent shall have received written notice of such account designation at least five Business Days prior to the date of such payment.

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

A-2

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

WPX ENERGY, INC.

By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated therein described in the within-mentioned Indenture.

Dated:

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:
Authorized Signatory

REVERSE OF NOTE

This Note is one of a duly authorized issue of securities of the Company (herein called the “Notes”), issued and to be issued in one or more series under an Indenture (the “Base Indenture”), dated as of September 8, 2014, between the Company and The Bank of New York Mellon Trust Company, N.A., as Trustee (herein called the “Trustee,” which term includes any successor trustee), as amended and supplemented by the First Supplemental Indenture, dated as of September 8, 2014, between the Company and the Trustee (the “First Supplemental Indenture,” and the Base Indenture as supplemented by the First Supplemental Indenture, the “Indenture”), to which Indenture reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the holders of the Notes and of the terms upon which the Notes are, and are to be, authenticated and delivered. This Note is one of the series designated on the face hereof, initially limited in aggregate principal amount to $500,000,000.

All terms used but not defined in this Note that are defined in the Indenture shall have the meaning assigned to them in the Indenture.

Except as otherwise may be specified in the Indenture, at any time or from time to time prior to June 15, 2024, the Company shall have the right to redeem the Notes, in whole or in part, upon not less than 30 days nor more than 60 days’ notice at its option, at a redemption price equal to the greater of:

(i) 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest thereon to, but excluding, the Redemption Date; and

(ii) as determined by the Quotation Agent, the sum of the present values of the remaining scheduled payments of principal of and interest on the Notes to be redeemed (not including any portion of payments of interest accrued as of the Redemption Date), discounted to the Redemption Date on a semiannual basis (assuming a 360-day year comprised of twelve 30-day months) at the Adjusted Treasury Rate, plus 50 basis points, plus accrued and unpaid interest thereon to but excluding the Redemption Date (provided, in each case, that interest payments due on or prior to the Redemption Date will be paid to the record holders of such Notes on the relevant Record Date).

At any time or from time to time on or after June 15, 2024, the Company shall have the right to redeem the Notes, in whole or in part, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest thereon to, but excluding, the Redemption Date (provided, in each case, that interest payments due on or prior to the Redemption Date will be paid to the record holders of such Notes on the relevant Record Date).

The term “Optional Redemption Price” means, with respect to any redemption of Notes, the applicable redemption price for such Notes set forth in the preceding two paragraphs; and the term “Redemption Date” means, with respect to any redemption of Notes, the date fixed for such redemption pursuant to the Indenture and the Notes.

A-R-1

The Company shall mail (or otherwise deliver in accordance with the applicable procedures of the Depositary) notice of any redemption to the registered holders of the Notes to be redeemed at least 30 and not more than 60 days prior to the Redemption Date. If Notes are only partially redeemed pursuant to the preceding paragraphs, the Notes to be redeemed will be selected by the Trustee in such manner as in its sole discretion it shall deem appropriate and fair; provided that if at the time of redemption the Notes to be redeemed are registered as a Global Note, the Depositary shall determine, in accordance with its procedures, the principal amount of the Notes to be redeemed held by each of its participants that holds a position in such Notes. The Optional Redemption Price for any Notes to be redeemed shall be paid prior to 12:00 noon, New York City time, on the Redemption Date or at such later time as is then permitted by the rules of the Depositary for the related Notes (if then registered as a Global Note); provided that the Company shall deposit with the Trustee an amount sufficient to pay the Optional Redemption Price for the Notes to be redeemed by 10:00 a.m., New York City time, on the date such Optional Redemption Price is to be paid.

In the event of redemption of this Note in part only, a new Note or Notes for the unredeemed portion hereof shall be issued in the name of the holder hereof upon the cancellation hereof. Except as set forth in the preceding paragraphs and in Article 3 of the First Supplemental Indenture, the Company may not redeem the Notes at its option prior to the Maturity Date.

Upon a Change of Control Triggering Event, the Company may be required to offer to repurchase all or any part of the Notes.

The Notes are not entitled to the benefit of any sinking fund.

The Indenture contains provisions for defeasance of the obligations of the Company at any time upon compliance by the Company with certain conditions set forth therein, which provisions apply to the Notes.

If an Event of Default with respect to Notes shall occur and be continuing, the principal of the Notes may be declared due and payable in the manner and with the effect provided in the Indenture.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the holders of the Notes at any time by the Company and the Trustee, with the consent of the holders of a majority in the aggregate principal amount of the Securities of each series affected thereby at the time Outstanding, voting as a single class. The Indenture also contains provisions permitting the holders of specified percentages in principal amount of the Notes at the time Outstanding, on behalf of the holders of all Notes, to waive certain past defaults under the Indenture and their consequences. Any such consent or waiver by the holder of this Note shall be conclusive and binding upon such holder and upon all future holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

A-R-2

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registrable in the Security Register, upon surrender of this Note for registration of transfer at the office or agency of the Company in any place where the principal of and interest on this Note are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by the holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

The Notes are issuable only in registered form without coupons in minimum denominations of $2,000 and any integral multiple of $1,000 in excess thereof, except as provided for in Section 2.04 of the First Supplemental Indenture. As provided in the Indenture and subject to certain limitations therein set forth, the Notes are exchangeable for a like aggregate principal amount of Notes of a different authorized denomination, as requested by the holder surrendering the same.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

The Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note is overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

THIS NOTE, AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS NOTE, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

The Company will furnish a copy of the Indenture to any holder upon written request and without charge.

A-R-3

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned assigns and transfers this Note to:

(Insert assignee’s social security or tax identification number)

(Insert address and zip code of assignee) and irrevocably appoints agent to transfer this Note on the books of the Company. The agent may substitute another to act for him or her.

Date:

Signature:

Signature Guarantee:

(Sign exactly as your name appears on the other side of this Note)

SIGNATURE GUARANTEE

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Security Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Security Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

SCHEDULE OF INCREASES OR DECREASES IN NOTE

The initial principal amount of this Note is $            . The following increases or decreases in the principal amount of this Note have been made:

Date	Amount of decrease in principal amount of this Note	Amount of increase in principal amount of this Note	Principal amount of this Note following such decrease or increase	Signature of authorized signatory of Trustee